UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2013

Vision-Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-20970	13-3430173
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

40 Ramland Road South Orangeburg, NY	10962
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (845) 365-0600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14[a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 26, 2013, Vision-Sciences, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders (“Annual Meeting”).  Each proposal subject to a vote at the Annual Meeting was described in detail in the Company's 2013 Proxy Statement.  At the Annual Meeting, the Company’s stockholders (1) elected each of the nominees listed below to the Board of Directors for a term expiring in 2016; (2) ratified the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ended March 31, 2014; (3) approved an advisory resolution on executive compensation; and (4) approved holding an advisory vote on the frequency of the advisory vote on executive compensation every three years.

Set forth below are the voting results for each proposal.

1.     Election of Class I Directors (Proposal 1)

	For	Withheld	Abstentions	Broker Non-Votes
Lewis C. Pell	20,348,866	160,817	-	16,681,359
John J. Rydzewski	20,345,365	164,318	-	16,681,359

2.    Ratification of the Audit Committee's appointment of EisnerAmper LLP as the Company's independent registered public accounting firm for the fiscal year ended March 31, 2014 (Proposal 2)

For	Against	Abstentions
36,750,743	439,163	1,136

3.    Advisory Vote On Executive Compensation (Proposal 3)

For	Against	Abstain	Broker Non-votes
20,292,544	133,233	83,906	16,681,359

4.     Advisory Vote On The Frequency Of The Advisory Vote On Executive Compensation (Proposal 4).

Every 1 Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-votes
2,004,845	62,801	18,231,758	210,279	16,681,359

There was no other business voted upon at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Vision-Sciences, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISION-SCIENCES, INC.

By:	/s/ Howard I. Zauberman
Name:	Howard I. Zauberman
Title:	Interim Chief Executive Officer

Date:  August 28, 2013